SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                 --------------------------------------------



                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                 --------------------------------------------


                                December 30, 1996

                                 Date of Report
                        (Date of earliest event reported)



                                TANDY CORPORATION



              (Exact name of registrant as specified in charter)




                  Delaware        1-5571          75-1047710
              (State or other   (Commission      (IRS Employer
               jurisdiction of   File Number)   identification No.)
               incorporation)


                  1800 Tandy Center, Fort Worth, Texas 76102
              (Address of principal executive offices)(Zip Code)


      Registrant's telephone number, including area code (817) 390-3700

Item 2.           Acquisition or Disposition of Assets

The text of two press releases issued by the Company on December 30, 1996 are set forth below:


                                                          December 30, 1996
                                                                  TC-96-054

             TANDY CORPORATION PLANS TO EXIT THE INCREDIBLE UNIVERSE

         Fort Worth, Texas -- Tandy Corporation (NYSE:TAN) announced a plan to exit the Incredible Universe business. Six stores are under contract to be sold to another retailer and the plan calls for the remainder of the stores to be sold to other retailers or for other real estate uses. The chain consists of 17 stores and negotiations on the future of other locations will be ongoing.

         "The Incredible Universe concept was developed to provide a larger selection, non-commissioned sales environment, and a `hands-on' experience. While individual stores enjoyed success and customers surveyed had strong positives for Incredible Universe, the economic model is not viable for Tandy," said John V. Roach, Chairman and Chief Executive Officer.

         It is anticipated that the phase out of store operations will take about six months. Sales, operating expenses, and earnings of Incredible Universe will be segregated during the phase out period. Costs associated with exiting the business will be recorded in the year ending December 31, 1996 to the extent permitted by accounting standards.

         Additionally, as part of a strategic plan to reposition Computer City to focus on the experienced user, SOHO(Small Office, Home Office) customer, corporate market and enhance profitable growth potential, the Company adopted a plan to close 19 stores and relocate two others of its 108 North American stores. (See accompanying list.) It is anticipated essentially all charges related to the Computer City plans will be recognized in the year ending December 31, 1996.

         The Company has not finalized its review of costs associated with its strategic moves; however, preliminary estimates of such costs are on the order of $170 million after-tax and will be recognized in the fourth quarter of 1996. Previously, Tandy announced an additional estimated charge in excess of $20 million after-tax to discontinue its McDuff stores. The cash flow benefit from the combined actions is expected to exceed the loss.

         Tandy Corporation, one of the nation's largest retailers of consumer electronics, sells its products through approximately 6,800 RadioShackSM, and 113 domestic foreign Computer City(R) outlets. Store dispositions will require various governmental filings and approvals. Statements made in this announcement which are forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, product demand, competitive pricing, governmental approvals, success of marketing efforts to liquidate inventory, fixed assets and real estate and other cost of discontinuing certain retail stores, method of ultimate disposition, availability of product, third parties completing the purchase of assets and real estate and other risks indicated in Company filings with the Securities and Exchange Commission.

                                  Computer City
                           Stores to Close or Relocate

                          Los Angeles - Riverside (CA)
                         Los Angeles - South Coast (CA)
                           Los Angeles - Cerritos (CA)
                             Los Angeles - Brea (CA)
                           Los Angeles - Torrance (CA)
                        Los Angeles - Beverly Hills (CA)
                          Los Angeles - Montclair (CA)
                             San Jose -Milpitas (CA)
                                 Charlotte (NC)
                                 Cincinnati (OH)
                             Washington DC - Tysons
                             Washington DC - Fairfax
                            Washington DC - Rockville
                          Baltimore - Glen Burnie (MD)
                            Baltimore - Timonium (MD)
                            Boston - Burlington (MA)
                           Houston - Greenspoint  (TX) Chicago - Oakbrook  (IL)*
                            Atlanta - Buckhead (GA)*
                                Cherry Hill (NJ)
                              King of Prussia (PA)

* Denotes stores to be relocated.


                                                            December 30, 1996
                                                                    TC-96-055


         TANDY CORPORATION ENTERS INTO AGREEMENTS TO SELL MULTIPLE
                      INCREDIBLE UNIVERSE LOCATIONS

         Fort Worth, Texas -- Tandy Corporation (NYSE:TAN) has entered into contracts with Fry's Electronics, Inc., Palo Alto, California for the sale of the assets in six Incredible Universe stores located in the Arlington, TX, Dallas, TX, Phoenix, AZ, Portland, OR, Sacramento, CA and San Diego, CA markets. In addition, contracts have been entered into to sell the six buildings and land to limited partnerships who will lease the stores to Fry's.

         The closing of each of the sales is contingent upon clearance of certain governmental filings, additional real estate and other due diligence, and other contingencies.

         Each of these six Incredible Universe stores will continue to be operated by Tandy until after the closing of each respective transaction, at which time Fry's will commence management of the unit. The transaction closings are projected to begin in February and be completed by June 30, 1997. All extended service contracts and warranties will be honored.

         Fry's Electronics operates ten computer and consumer electronics stores of up to 150,000 square feet in California. Fry's Electronics, Inc. is a private company founded in 1985.

         Financial terms of the sales are not disclosed. The restructuring charges announced by Tandy on December 30 (See additional news release TC-96-054) anticipated the execution of these agreements.

         Tandy Corporation, one of the nation's largest retailers of consumer electronics, sells it products through approximately 6,800 RadioShackSM and 113 Computer City(R) outlets. Store dispositions will require various governmental filings and approvals. Statements made in this announcement which are forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, product demand, competitive pricing, success of marketing efforts to liquidate inventory, fixed assets and real estate and other cost of discontinuing certain retail stores, method of ultimate disposition, availability of product, third parties completing the purchase of assets and real estate and other risks indicated in Company filings with the Securities and Exchange Commission.


                         (End of Text of Press Releases)


         The transactions with Fry's Electronics, Inc. include the sale of inventories and non-inventory assets for six Incredible Universe stores. The transactions with six limited partnerships include the sales of real estate, which will then be leased to Fry's. Under the contracts, the six closings are projected to begin in February and be completed by June 30, 1997. Before the sales of real estate to the limited partnerships, certain conditions and obligations must be satisfied, which include payments by Tandy of approximately $91,000,000 relating to the real estate. The limited partnerships will purchase the real estate of the six stores through cash payments of $25,000,000, in aggregate, and notes totaling $40,000,000. These notes mature in four years at an interest rate of 6.57%, payable quarterly. One year notes bearing an interest rate of 5.91% will be given by Fry's to purchase inventories at amounts based upon values at the closing date for each transaction. Principal is due in equal quarterly payments along with accrued interest. Five year notes totaling $5,000,000 will be given by Fry's to purchase non-inventory assets. Principal is due in equal annual installments. These notes bear an interest rate of 6.70%, payable quarterly. If either Tandy or Fry's breaches its obligations in any material respect, the non-breaching party will have the option to cancel the transactions and demand liquidated damages of $10,000,000.

         The following unaudited pro forma income statements for the year ended December 31, 1995, and the nine months ended September 30, 1996, reflect the historical accounts of the Company for those periods, adjusted to give pro forma effect to the exiting of the Incredible Universe retail operations, closing 21 Computer City locations and the discontinuance of the Specialty Retail Group, primarily McDuff stores, as if the exit plan had been consummated at the beginning of each period presented.

         The following unaudited pro forma balance sheet as of September 30, 1996, reflects the historical accounts of the Company to give pro forma effect to the sale of six Incredible Universe operations, the closing of 21 Computer City locations and the discontinuance of the Specialty Retail Group, primarily 53 McDuff stores, as if this portion of the exit plan had been completed as of September 30, 1996. Remaining assets relating to the exit plan have been written down to estimated net realizable value.

         The pro forma financial data and accompanying notes should be read in conjunction with the description of the exit plan contained elsewhere herein and the Consolidated Financial Statements and related notes included in the Company's 1996 Annual Report on Form 10-K and the Company's September 30, 1996, Quarterly Report on form 10-Q previously filed with the Securities and Exchange Commission. The Company believes that the assumptions used in the following statements provide a reasonable basis on which to present the pro forma financial data.

         The pro forma adjustments are based upon available information and certain assumptions that the Corporation believes are reasonable under the circumstances. The pro forma financial information is provided for informational purposes only and should not be construed to be indicative of the Company's financial condition or results of operations had the exit plan been consummated on the dates assumed and are not meant to be indicative of the results of operations which can be expected for any subsequent period or its financial condition on any future date.

Item 7.           Financial Statements and Exhibits

Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as a part of this Report:

            (a)   None

            (b)   Pro Forma Financial Information

                  1.    Pro Forma Consolidated  Statement of
                        Income for the year ended December 31, 1995.

                  2.    Pro forma Consolidated  Statement of
                        Income for the nine months ended September 30, 1996.

                  3. Pro Forma Consolidated Balance Sheet as of September 30, 1996.

                  4.    Notes  to  the  Pro   Forma   Consolidated   Financial
                        Statements.

            (c)   Exhibits - None

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 14th day of January, 1997.



                                                TANDY CORPORATION
                                                (Registrant)



Date   January 14, 1997                         By: /s/ Dwain Hughes
                                                -------------------------

                                                Dwain H. Hughes
                                                Senior Vice President and
                                                Chief Financial Officer

                                INDEX TO EXHIBITS


                                                             Sequential
                                                                Page
    Exhibit                Description of Exhibit              Number
-----------------  ---------------------------------------   ------------

(a)                None

(b)                Pro Forma Financial Information

(b) 1              Pro Forma Consolidated Statement of            9
                   Income for the year ended December
                   31, 1995

(b) 2              Pro Forma Consolidated Statement of           10
                   Income for the nine months ended
                   September 30, 1996

(b) 3              Pro Forma Consolidated Balance Sheet          11
                   as of September 30, 1996

(b) 4              Notes to the Pro Forma Consolidated           12
                   Financial Statements

                                                                   Exhibit (b) 1

                       Tandy Corporation and Subsidiaries
                  Pro Forma Consolidated Statement of Income
                      For the Year Ended December 31, 1995
(Unaudited)

(in thousands, except per                         Pro Forma
share amounts)                    Historical     Adjustments
                                 As Reported    (Note 1)       Pro Forma
                                 -----------    ------------   ------------

Net sales and operating         $  5,839,067   $ (1,321,946)  $   4,517,121
revenues
Cost of products sold              3,764,884     (1,093,461)      2,671,423
                                  -----------    ------------   ------------

Gross profit                       2,074,183       (228,485)      1,845,698
Expenses/(income):
Selling, general and               1,646,436       (272,248)      1,374,188
administrative
Depreciation and amortization         91,990        (16,198)         75,792
Provision for restructuring            1,100         (1,100)              -
cost
Interest income                     (42,322)         (5,861)       (48,183)
Interest expense                      33,706         (4,094)         29,612
                                  -----------    ------------   ------------
                                   1,730,910       (299,501)      1,431,409
                                  -----------    ------------   ------------

Income before income taxes           343,273          71,016        414,289
Provision for income taxes           131,299          27,164        158,463
                                  -----------    ------------   ------------

Net income                           211,974          43,852        255,826
Preferred dividends                    6,537               -          6,537
                                  -----------    ------------   ------------

Net income available to common
   shareholders                 $    205,437          43,852  $     249,289
                                  ===========    ============   ============

Net income available per
   average common and common
   equivalent share             $       3.12                  $        3.78
                                  ===========                   ============

Average common and common
   equivalent shares
   outstanding                        65,928                         65,928
                                  ===========                   ============



See Accompanying Notes to the Pro Forma Consolidated Financial Statements

                                                                 Exhibit (b) 2

                       Tandy Corporation and Subsidiaries
                  Pro Forma Consolidated Statement of Income
                 For the Nine Months Ended September 30, 1996
(Unaudited)
                                                     Pro Forma
(in thousands, except per share      Historical     Adjustments
amounts)                            As Reported      (Note 1)       Pro Forma
                                     ------------   ------------    -----------

Net sales and operating revenues   $   4,234,690  $   (975,508)   $  3,259,182
Cost of products sold                  2,784,767      (813,825)      1,970,942
                                     ------------   ------------    -----------

Gross profit                           1,449,923      (161,683)      1,288,240
Expenses/(income):
Selling, general and                   1,230,316      (221,674)      1,008,642
administrative
Depreciation and amortization             79,722       (14,816)         64,906
Provision for restructuring               25,500       (25,500)              -
reserve
Impairment of long-lived assets           26,033       (18,534)          7,499
Interest income                         (10,051)        (4,820)       (14,871)
Interest expense                          25,064        (3,435)         21,629
                                     ------------   ------------    -----------
                                       1,376,584      (288,779)      1,087,805
                                     ------------   ------------    -----------

Income before income taxes                73,339        127,096        200,435
Provision for income taxes                27,238         47,203         74,441
                                     ------------   ------------    -----------

Net income                                46,101         79,893        125,994
Preferred dividends                        4,775              -          4,775
                                     ------------   ------------    -----------

Net income available to common
   shareholders                    $      41,326  $      79,893   $    121,219
                                     ============   ============    ===========

Net income available per average
   common and common equivalent
   share                           $        0.68                  $       2.00
                                     ============                   ===========

Average common and common equivalent
   shares outstanding                     60,673                        60,673
                                     ============                   ===========


See Accompanying Notes to the Pro Forma Consolidated Financial Statements.

                                                                 Exhibit (b) 3
                       Tandy Corporation and Subsidiaries
                      Pro Forma Consolidated Balance Sheet
                               September 30, 1996
(Unaudited)
(in thousands)                                           Pro Forma
                                            Historical   Adjustments
                                            As Reported   (Note 2)    Pro Forma
                                           ----------   ----------  -----------
Assets
Current assets:
   Cash and short-term investments         $  124,956  $  (12,350) $    112,606
   Accounts and notes receivable, less
     allowance for doubtful accounts          206,017       78,700      284,717
   Inventories, at lower of cost or market  1,671,034    (220,141)    1,450,893
   Other current assets                        88,473            -       88,473
                                            ----------   ----------  -----------
          Total current assets              2,090,480    (153,791)    1,936,689

Property, plant and equipment, at cost,
   less accumulated depreciation              619,984     (87,135)      532,849
Other assets, net of accumulated
   amortization                                82,192      145,602      227,794
                                            ----------   ----------  -----------

                                           $2,792,656  $  (95,324) $  2,697,332
                                            ==========   ==========  ===========
Liabilities and Stockholders' Equity
Current liabilities:
   Short-term debt, including current
     maturities of long-term debt          $  441,570  $         - $    441,570
   Accounts payable                           438,813            -      438,813
   Accrued expenses                           247,609      111,273      358,882
   Income taxes payable                        55,672     (13,491)       42,181
                                            ----------   ----------  -----------
          Total current liabilities         1,183,664       97,782    1,281,446
                                            ----------   ----------  -----------

Long-term debt and capital leases,
excluding
   current maturities                         109,071            -      109,071
Other non-current liabilities                  20,055            -       20,055
                                            ----------   ----------  -----------
          Total other liabilities             129,126            -      129,126
                                            ----------   ----------  -----------

Stockholders' equity:
   Preferred stock                            100,000            -      100,000
   Common stock                                85,645            -       85,645
   Additional paid-in capital                 105,212            -      105,212
   Retained earnings                        2,339,170    (193,106)    2,146,064
   Foreign currency translation effects       (3,248)            -      (3,248)
   Common stock in treasury, at cost        (1,093,168)          -   (1,093,168)
   Unearned deferred compensation            (48,865)            -     (48,865)
   Unrealized loss on securities available
     for sale, net of tax                     (4,880)            -      (4,880)
                                            ----------   ----------  -----------
          Total stockholders' equity        1,479,866    (193,106)    1,286,760
                                            ----------   ----------  -----------

                                           $ 2,792,656  $  (95,324) $  2,697,332
                                            ==========   ==========  ===========
See Accompanying Notes to the Pro Forma Consolidated Financial Statements.

                                                                 Exhibit (b) 4

            Notes to the Pro Forma Consolidated Financial Statements


Note 1:

To eliminate historical operating results associated with the Incredible Universe, Computer City and Specialty Retail Group, primarily McDuff, operations being exited as if the exit plan had been consummated at the beginning of the year. Results include allocation of interest expense and pro forma interest income on notes receivable relating to the sale of six Incredible Universe stores. Also included are the estimated pro forma tax effects related to the closed operations.


Note 2:

Pro forma adjustments are discussed below which give effect to the sale of six Incredible Universe operations, the closing of 21 Computer City locations and the discontinuance of the Specialty Retail Group, primarily 53 McDuff stores, as if this portion of the exit plan had been completed as of September 30, 1996. Remaining assets relating to the exit plan have been written down to estimated net realizable value.

Cash and short-term investments. Includes payments to satisfy real estate obligations, estimated to aggregate $91,076,000, net of anticipated cash proceeds approximating $25,000,000 on sale of certain Incredible Universe stores. Also includes estimated proceeds of $53,726,000 on liquidation of certain Computer City and McDuff inventories. Adjustments do not give effect to the sale of remaining inventory amounts written down to net realizable value.

Accounts and notes receivable, less allowance for doubtful accounts. Represents $78,700,000 in estimated notes receivable relating to sale of inventories of six Incredible Universe locations. These notes are due in equal quarterly installments over a period of one year at an interest rate of 5.91%.

Inventories. Represents inventories relating to sale of six Incredible Universe locations and inventories liquidated certain Computer City and McDuff stores, net of reserves required to write down inventories to estimated net realizable value. Remaining inventory amounts are written down to estimated net realizable value and are not assumed to be sold without a firm contractual arrangement for such sale. The inventories are expected to be liquidated by the Company during the six months ended June 30, 1997.

Property, plant and equipment, at cost, less accumulated depreciation. Includes fixed assets relating to sale of six Incredible Universe locations and reserves required to write down remaining fixed assets to their estimated net realizable value pursuant to Statement of Financial Accounting Standards No. 121 (FAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

Other assets, net of accumulated amortization. Includes notes receivable of $40,000,000 relating to disposition of real estate, and notes receivable of $5,000,000 relating to non-inventory assets of six Incredible Universe locations. The real estate notes are due in four years at an annual interest rate of 6.57%. Interest is due quarterly with the principal balance due in 2001. The non-inventory notes are due in equal annual installments over a period of five years at an annual interest rate of 6.70%. Also includes long-term portion of deferred taxes on restructuring reserves relating to the exit plan.

Accrued expenses. Represents restructuring reserves associated with the Incredible Universe, Computer City and Specialty Retail Group, primarily McDuff, operations. These reserves represent obligations such as lease commitments and severance payments.

Income taxes payable. Represents current portion of the estimated tax effect of the exit plan.

Retained earnings. Includes reserves for losses (consisting of charges to the restructuring reserve, FAS 121 long lived asset impairment write downs and lower of cost or market write downs of inventory) associated with the Incredible Universe, Computer City and Specialty Retail Group, primarily McDuff, operations being exited, net of estimated income taxes.